Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Badger Meter, Inc. 2003 Stock Option Plan of our report dated January 31, 2003, with respect to the consolidated financial statements and of Badger Meter, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



                                                   /s/ Ernst & Young LLP


Milwaukee, Wisconsin
August 7, 2003